UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2015

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Appointment of Certain Officers.
On March 24, 2015, United Insurance Holdings Corp.announced that our Vice President of Operations and Business Development, Deepak Menon, will formally assume oversight of our Sales and Agency Relations team. In addition, we also announced that our Chief Underwriting Officer, Judy Copechal, will assume responsibility for overseeing the Product Management team formerly overseen by Mr. Menon and will report to John Forney, our CEO.

Ms. Copechal, age 57, has more than 35 years of experience in the property and casualty insurance industry serving catastrophe-exposed markets for both personal and commercial lines. From 1995 until joining UPC Insurance in August of 2014, Ms. Copechal served in several roles while at Bankers Insurance Group with increasing responsibility culminating with her promotion in 2013 to Senior Vice President of Product Management with a concentration in Commercial Lines. Bankers Insurance Group is a subsidiary of Bankers Financial Corporation, a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets. Ms. Copechal was responsible for underwriting, exposure management, reinsurance, product pricing, customer experience and leadership. Ms. Copechal holds a 220 License and Associate in Underwriting (AU). She was also named one of 2014's Top 10 Women in Insurance Leadership by Insurance Networking news.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: March 30, 2015